UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
August 21, 2020 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000| mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000| mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

MGE Energy, Inc. ☐Madison Gas and Electric Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGE Energy, Inc. ☐Madison Gas and Electric Company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2020, the Boards of Directors of MGE Energy, Inc. (MGE Energy) and Madison Gas and Electric Company (MGE) took the following actions, effective as of September 1, 2020:

•Appointed Jared Bushek to serve as Chief Financial Officer and elected him as Treasurer, replacing Jeffrey Newman in those positions.

•Appointed Tamara Johnson to serve as Chief Accounting Officer, replacing Jeffrey Newman in that position.

•Elected Cari Anne Renlund as Secretary, replacing Jeffrey Newman in that position.

As previously announced, Mr. Newman plans to retire at year end 2020. The changes described above are part of the planned transition in connection with that retirement. Mr. Newman will continue as Executive Vice President until his retirement.

Effective September 1, 2020, Mr. Bushek will serve as Chief Financial Officer and Treasurer for MGE Energy and MGE and will have the title, Vice President – Finance, Chief Information Officer and Treasurer. Mr. Bushek has been employed by MGE for more than five years, serving in a finance and information systems capacities. Since March 2020, he has served as Vice President – Finance and Chief Information Officer. Prior thereto, he was Assistant Vice President – Chief Information Officer, a position he held since July 2015, and prior thereto he was Director – Information Management Systems. Mr. Bushek is age 39.

Effective September 1, 2020, Ms. Johnson will serve as Chief Accounting Officer for MGE Energy and MGE and will continue to have the title, Vice President – Accounting and Controller. Ms. Johnson has been employed by MGE for more than five years, serving in accounting and financial reporting capacities. Since March 2020, she has served as Vice President – Accounting and Controller. Prior thereto, she was Assistant Vice President and Controller, a position she held since July 2015, and prior thereto was Senior Director – Financial Reporting and Budgets. Ms. Johnson is age 56.

Effective September 1, 2020, Ms. Renlund will be Secretary of MGE Energy and MGE in addition to her existing role as Vice President – General Counsel. Since November 2015, Ms. Renlund has served as Vice President – General Counsel. Prior thereto, she was a partner in the law firm of Dewitt Ross & Stevens S.C. Ms. Renlund is age 46.

Effective September 1, 2020, Mr. Bushek’s and Ms. Johnson’s annual base compensation will increase by 10% to $271,656 and $271,305, respectively, and Ms. Renlund’s annual base compensation will increase by 7% to $337,387. In addition, short-term incentive (bonus) targets were adjusted for Mr. Bushek and long term incentive targets were adjusted for both Mr. Bushek and Ms. Johnson, reflecting their new positions and revised base compensation. See “Executive Compensation - Compensation/Benefits Structure” in MGE Energy’s Proxy Statement dated March 30, 2020, for a description of the short-term and long-term incentive programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: August 26, 2020	/s/ Jeffrey C. Newman
Jeffrey C. Newman EVP, CFO, Secretary and Treasurer

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